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                                                                    EXHIBIT 23.2

February 25, 2003

Cooper Industries, Ltd.
600 Travis, Suite 5800
Houston, Texas 77002-1001

Ladies and Gentlemen:

We consent to the use of our name the incorporation by reference in the following Registration Statements of Cooper Industries, Ltd. (the "Company") and/or Cooper Industries, Inc., as applicable, of the reference to an analysis, with which our firm assisted, concerning the contingent liability exposure of the Company for certain asbestos-related claims, under "Item 3. Legal Proceedings" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and in Note 16 to its consolidated financial statements for the year ended December 31, 2002.

No. 2-33-14542    Form S-8 Registration Statement for Cooper Industries, Inc.
                  1989 Employee Stock Purchase Plan

No. 333-02847     Form S-8 Registration Statement for Cooper Industries, Inc.
                  Amended and Restated Directors Stock Plan

No. 333-64400     Form S-8 Registration Statement for Cooper Industries, Inc.
                  Amended and Restated Stock Incentive Plan

No. 333-24237     Form S-3D Registration Statement for Cooper Industries, Inc.
                  Dividend Reinvestment and Stock Purchase Plan

No. 333-101451    Form S-3D Registration Statement for Cooper Industries, Ltd.
                  Dividend Reinvestment and Stock Purchase Plan

No. 333-51439     Form S-8 Registration Statement for Cooper Industries, Inc.
                  Director's Retainer Fee Stock Plan

No. 333-51441     Form S-8 Registration Statement for Cooper Industries, Inc.
                  Amended and Restated Management Annual Incentive Plan

No. 333-37580     Form S-8 Registration Statement for Cooper (UK) Employee
                  Share Purchase Plan

No. 333-75475     Form S-3 Registration Statement for a shelf registration to issue up to $500 million of debt securities

No. 333-99581     Form S-3 Registration Statement for a shelf registration to issue a guarantee of up to $500 million of debt securities


Sincerely,

/s/ Charles E. Bates, Ph.D.
President and Senior Partner
Bates White Ballentine, LLC